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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


Registrant has no parent; see proxy statement for Registrant's principal shareholders. The following are Registrant's subsidiaries which are included in the consolidated financial statements:




                Name of Subsidiary                             State or Other
          (Each Owned 100% by Registrant                        Jurisdiction
            Except as Otherwise Stated)                       of Incorporation
   ------------------------------------------               --------------------

     Castle Concrete Company                                     Colorado
     Continental Catalina, Inc.*                                 Arizona
     Continental Copper, Inc.                                    Arizona
     Continental Quicksilver, Inc.                               Idaho
     Continental Uranium, Inc.                                   Colorado
     Edens Industrial Park, Inc.                                 Illinois
     Phoenix Manufacturing, Inc.                                 Arizona
     ProSoft International, Inc.**                               Colorado
     Transit Mix Concrete Co.                                    Colorado
     Williams Furnace Co.                                        Delaware




  * owned by Continental Copper, Inc.

  **owned by Transit Mix Concrete Co.